SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report: November 29, 2010

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of Incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
(Address of principal executive offices)		(Zip Code)

(714) 427-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2010 (the “Separation Date”), Peter Waller resigned from his positions as Chief Executive Officer of Corinthian Colleges, Inc. (the “Company”) and as a member of the Company’s Board of Directors. In connection with Mr. Waller’s departure from the Company, the Board has reappointed Jack Massimino, the Company’s former Chief Executive and current Executive Chairman, as Chief Executive Officer. Mr. Massimino will also continue to serve as the Chairman of the Board, a position he has held since August 2008. Mr. Massimino, age 61, previously served as the Company’s Chief Executive Officer from November 2004 through June 2009.

In connection with Mr. Waller’s resignation, the Company and Mr. Waller entered into a General Release Agreement (the “Release Agreement”). The Release Agreement is attached as Exhibit 10.1 hereto and the terms thereof are incorporated by reference herein.

Under the terms of the Release Agreement, and pursuant to the Employment Agreement between Mr. Waller and the Company dated as of March 17, 2008 (the “Employment Agreement”), the Company has agreed to pay Mr. Waller within 60 days of the Separation Date, assuming Mr. Waller does not revoke the Release Agreement, a Lump Sum Payment of $1,550,000, consistent with the terms of Section 5(d) of the Employment Agreement, plus accrued vacation balance (in each case, less applicable tax withholdings). Additionally, to the extent the Company pays its executive officers bonuses for the fiscal year ending June 30, 2011, the Company has agreed to consider Mr. Waller in good faith for a pro-rata bonus (based on the bonus Mr. Waller would have received from the Company had Mr. Waller remained employed by the Company for the entire fiscal year, multiplied by a fraction, the numerator of which is the number of days Mr. Waller was employed by the Company in the fiscal year and the denominator of which is 365). Any such pro-rata bonus will be determined by the Compensation Committee of the Company’s Board of Directors and paid at the same time the Company pays bonuses, if any, to its other executive officers for fiscal year 2011.

The Company has also agreed (i) to reimburse Mr. Waller for the premiums charged to continue medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), at the same or reasonably equivalent medical coverage for Mr. Waller and his eligible dependents as in effect immediately prior to the Separation Date, for eighteen months, subject to earlier termination upon the first to occur of Mr. Waller’s death, the date Mr. Waller becomes eligible for coverage under the health plan of a future employer, or the date the Company ceases to offer group medical coverage to its active executive employees, and (ii) to pay for reasonable outplacement services incurred by Mr. Waller over the one year period following the Separation Date up to a maximum cost to the Company of $25,000.

Mr. Waller will be subject to various restrictive covenants following the Separation Date, including certain covenants contained in his Employment Agreement. In accordance with applicable law, Mr. Waller may revoke the Release Agreement at any time during the seven days following his execution of the Release Agreement, in which case he will not be entitled to the payments or other arrangements provided in the Release Agreement.

Item 7.01	Regulation FD Disclosure

The full text of the Company’s press release, issued on November 30, 2010, announcing Mr. Waller’s resignation and Mr. Massimino’s reappointment as Chief Executive Officer is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	General Release Agreement, dated November 29, 2010, between Peter Waller and Corinthian Colleges, Inc.

99.1	Press release, dated November 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

November 30, 2010	/s/ Stan A. Mortensen
Stan A. Mortensen Executive Vice President and General Counsel